EXHIBIT 5





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                                                              September 11, 1996


InterDigital Communications Corporation
2200 Renaissance Boulevard
Suite 105
King of Prussia, Pennsylvania 19406

                  Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

                  Reference is made to a Registration Statement on Form S-4 of InterDigital Communications Corporation (the "Company"), Registration No. 333-10521, to which this opinion is attached as an exhibit (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement. The Registration Statement covers 2,050,000 shares of Common Stock (the "Shares") which may be issued in connection with the merger of IP Acquisition Corp., a wholly-owned subsidiary of the Company, into InterDigital Communications Corporation, an approximately 94%-owned subsidiary of the Company (the "Merger").

                  I have examined the Registration Statement, including the exhibits thereto, the Company's Articles of Incorporation, as amended, the Company's By-laws and such other documents as I have deemed appropriate. In the foregoing examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the authenticity of all documents submitted to me as copies of originals.

                  Based upon such examination, I am of the opinion that when there has been compliance with the Act and applicable state securities laws, the Shares, when issued pursuant to the terms of the Merger, will be validly issued, fully paid and nonassessable.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinions" in the Prospectus. On giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under
Section 7 of the Act or rules and regulations of the Commission thereunder.

                  The undersigned is Associate General Counsel of the Company and beneficially owns options to purchase 1,499 shares of Common Stock of the Company which are currently vested and exercisable.

                                       Very truly yours,



                                            /s/ Jane S. Schultz
                                       --------------------------------------
                                       Jane S. Schultz
                                       Associate General Counsel